UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       October 12, 2004

BIO-KEY INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

1-13463	41-1741861

(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Corporate Center Drive, Suite 175, Eagan, MN	55121

(Address of Principal Executive Offices)	(Zip Code)

(651) 687-0414

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On October 12, 2004 our Board of Directors increased the number of directors constituting the entire Board from four to five and filled the resulting vacancy by electing Richard E. Gaddy to the Board. There was no arrangement or understanding between Mr. Gaddy and any other person pursuant to which Mr. Gaddy was elected as a director. Upon his election, Mr. Gaddy was not appointed to any committee of the Board of Directors. We expect that Mr. Gaddy will be appointed to one or more Board Committees in the future.

        In connection with his election to the Board, consistent with our policy applicable to newly appointed non-employee directors, we issued Mr. Gaddy a stock option (the “Option”) to purchase 50,000 shares of common stock, $0.01 par value per share, at an exercise price of $1.03 per share, the last sale price of our common stock as reported on the OTC Bulletin Board on the date of grant. The Option has a term of seven (7) years and vests in two equal annual installments commencing on October 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.

Date: October 18, 2004	By: /s/ Michael W. DePasquale

Michael W. DePasquale
Chief Executive Officer